Exhibit 4.3

This Warrant and the underlying shares of Common Stock represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”), and are “restricted securities” as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the reasonable satisfaction of the Company.

Warrant No. B-2007-__

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant to Purchase [__________] Shares
(subject to adjustment as set forth herein)

Exercise Price $5.00 Per Share
(subject to adjustment as set forth herein)

VOID AFTER 5:00 P.M., MOUNTAIN TIME, ON MARCH 26, 2011

        THIS CERTIFIES THAT [________________________________________________________] is entitled to purchase from Security With Advanced Technology, Inc., a Colorado corporation (hereinafter called the “Company”), with its principal office located at 10855 Dover Street, Suite 1100, Westminster, Colorado 80021, at any time beginning on September 26, 2007 but before 5:00 P.M., Mountain Time, on March 26, 2011, at the purchase price of $5.00 per share (the “Exercise Price”), the number of shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”) set forth above. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in Section 4 below.

        Section 1.        Definitions.

        The following terms used in this agreement (this “Agreement”) shall have the following meanings (unless otherwise expressly provided herein):

        The "Act." The Securities Act of 1933, as amended.

        The "Commission." The Securities and Exchange Commission.

        The "Company." Security With Advanced Technology, Inc.

        “Common Stock.” The Company’s Common Stock.

        "Current Market Price." The Current Market Price shall be determined as follows:

(a) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the Global Market, Global Select Market or the Capital Market of the automated quotation service operated by The Nasdaq Stock Market, Inc. (“Nasdaq”), the current value shall be the last reported sale price of that security on such exchange or system on the day for which the Current Market Price is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

(b) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Nasdaq Electronic Bulletin Board, or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Current Market Price is to be determined; or

(c) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Section 7 below.

        “Expiration Date.” March 26, 2011.

        “Holder ” or “Warrantholder.” The person to whom this Warrant is issued, and any valid transferee thereof pursuant to Section 3.1 below.

        "NASD." The National Association of Securities Dealers, Inc.

        "Nasdaq." The automated quotation system operated by the Nasdaq Stock Market, Inc.

        “Person”means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

        “Termination of Business.” Any sale, lease or exchange of all, or substantially all, of the Company’s assets or business or any dissolution, liquidation or winding up of the Company.

        “Warrants.”The warrants issued in accordance with the terms of this Agreement and any Warrants issued in substitution for or replacement of such warrants, including those evidenced by a certificate or certificates originally issued or issued upon division, exchange, substitution or transfer pursuant to this Agreement.

        “Warrant Securities.” The Common Stock purchasable upon exercise of a Warrant including the Common Stock underlying unexercised portions of a Warrant.

        Section 2.         Term of Warrants; Exercise of Warrant.

        2.1.        Exercise of Warrant. Subject to the terms of this Agreement, the Holder shall have the right, at any time beginning on September 26, 2007 prior to 5:00 p.m., Mountain Time, on the Expiration Date, to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Holder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the Warrant to be exercised, together with the purchase form, attached hereto as Exhibit 1, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless fewer than an aggregate of 100 shares are then purchasable under all outstanding Warrants held by a Holder).

        2.2.        Exercise Price. The exercise price (“Exercise Price”) is $5.00 per Share, as modified in accordance with Section 4, below.

        2.3.        Issuance of Shares. Upon such surrender of the Warrants and payment of such Exercise Price as aforesaid, the Company shall issue and cause to be delivered within three business days to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 13 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Securities, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Securities called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

        2.4.       Effect of Exercise. Upon receipt of the Warrant by the Company as described in Sections 2.1 above, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder.

        2.5       Restrictions on Exercise Amount.

    (i)        Unless Vision Opportunity Master Fund, Ltd. (“Vision”) delivers to the Company irrevocable written notice prior to the date of issuance hereof or sixty-one days prior to the effective date of such notice that this Section 2.5(i) shall not apply to Vision, Vision may not acquire a number of shares of Common Stock upon exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with Vision’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) exceeds 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by Vision shall be determined in a manner consistent with the provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended. Each delivery of a notice of exercise by Vision will constitute a representation by Vision that it has evaluated the limitation set forth in this paragraph and determined, based on the most recent public filings by the Company with the Commission, that the issuance of the full number of shares of Common Stock requested in such notice of exercise is permitted under this paragraph.

        (ii)        In the event the Company is prohibited from issuing shares of Warrant Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Company shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon exercise of this Warrant.

        Section 3.        Transferability and Form of Warrant

        3.1.        Limitation on Transfer. Any assignment or transfer of a Warrant shall be made by the presentation and surrender of the Warrant to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, in the name of the new Holder or Holders as named in the Assignment Form, and the Warrant presented or surrendered shall at that time be canceled.

        3.2.       Exchange of Certificate. Any Warrant may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrant holder desiring to exchange a Warrant shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant as so requested.

        3.3.       Mutilated, Lost, Stolen, or Destroyed Certificate. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant’s cost. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

        Section 4.         Adjustment of Number of Shares.

        The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

        4.1.        Adjustments. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustments as follows:

(a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution to its stockholders in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrant holder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 4.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 4.1(b) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

(c) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

(d) Whenever the number of Shares purchasable upon exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

(e) For the purpose of this Section 4.1, the term “Common Stock” shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (y) if the Warrantholder’s right to purchase is on any other basis than that available to all holders of the Company’s Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities and (z) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section (4.)

        4.2.       No Adjustment for Dividends. Except as provided in Section 4.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

        4.3.        Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case the Company after the original issue date of this Warrant shall do any of the following (each, a “Triggering Event”): (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving legal entity as a result of such consolidation or merger, (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Common Stock of the Company shall be changed into or exchanged for securities of any other Person or cash or any other property, (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Common Stock(,) then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Exercise Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4; provided, however, (A) (1) upon the consummation of a Triggering Event described in clauses (a), (b) or (c) of the definition thereof (but not clause (d) of such definition) in which the consideration payable consists of cash or (2) upon the consummation of a Triggering Event described in clauses (a), (b) or (c) of the definition thereof (but not clause (d) of such definition) in which the consideration payable consists of securities of a surviving entity that is not a public company with such securities registered pursuant to the Securities Exchange Act of 1934, as amended, or such securities are not listed or quoted on a national securities exchange, national automated quotation system or the OTC Bulletin Board, then in either case the Holder at its option may(,) instead of receiving such consideration to which such Holder would have been entitled upon exercise of this Warrant, elect to receive an amount in cash upon consummation of such Triggering Event equal to the value of this Warrant immediately prior to the consummation of such Triggering Event calculated in accordance with the Black-Scholes formula or (B) upon the consummation of a Triggering Event described in clauses (a), (b) or (c) of the definition thereof (but not clause (d) of such definition) in which the consideration payable does not trigger clause (A) of this sentence, the Holder at its option may(,) instead of receiving the consideration to which such Holder would have been entitled upon exercise of this Warrant, elect to receive an amount of such consideration with a value upon consummation of such Triggering Event equal to the value of this Warrant immediately prior to the consummation of such Triggering Event calculated in accordance with the Black-Scholes formula. The provisions of this Section (4.)(3) shall similarly apply to successive Triggering Events, but the payment of any Black-Scholes amount pursuant to the foregoing sentence shall result in the termination of this Warrant(.)

        4.4.        Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share below the par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

        4.5.       Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section (4.)

        4.6.        Treasury Stock. For purposes of this Section 4, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

        Section 5.        Payment of Exercise Price

        The payment of the Exercise Price shall be made in cash or by check or any combination thereof.

        Section 6.        Notice to Holders.

        If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

        (a)        the Company shall declare a dividend or authorize any other distribution on its Common Stock;

        (b)        the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights;

        (c)        any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company;

        (d)        the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

        (e)        any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

        (x)        the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

        (y)        the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company’s shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

        (z)        if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

         Section 7.        Officers’ Certificate.

        Whenever the Exercise Price or the aggregate number of Warrant Securities purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 4 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers’ certificate executed by the Company’s President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant. Each such officers’ certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers’ certificate relating to that adjustment to the Holder or Holders of this Warrant. Failure to prepare or provide the officers’ certificate shall not modify the parties’ rights hereunder.

        Section 8.        Reservation of Warrant Securities.

        There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 14 hereof.

        Section 9.        Restrictions on Transfer; Registration Rights.

        9.1.       Restrictions on Transfer. The Warrantholder agrees that prior to making any disposition of the Warrants, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrantholder that in the opinion of counsel reasonably satisfactory to the Warrantholder, there is no applicable exemption from the registration requirements under the Act available for the disposition, and a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a “Registration Statement”) under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission.

        9.2.        Registration Right. The Warrant Securities are subject to the terms of a Registration Rights Agreement. Upon request, a copy of the Registration Rights Agreement is available, without charge, from the Company.

        Section 10.        Payment of Taxes.

        The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of the Warrants or the securities comprising the Shares.

        Section 11.        Transfer to Comply With the Securities Act of (1933)

        This Warrant, the Warrant Securities, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Warrant Securities, or any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public pursuant to Section 8 above:

        (a)        “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.”

        (b)        Any legend required by applicable state securities laws.

        Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act), or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company’s counsel, the securities represented thereby need no longer be subject to such restrictions.

        Section 12.        Fractional Shares

        No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the Current Market Price of that share.

        Section 13.        No Rights as Stockholder; Notices to Warrantholder.

        This Warrant does not entitle the Holder to any voting or other rights as a stockholder of the Company prior to exercise and payment for the Exercise Price in accordance with the terms hereof. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company. In addition, if at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

(a) any action which would require an adjustment pursuant to Section 4.1 or 4.3; or

(b) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets, and business as an entirety or substantially as an entirety) shall be proposed:

        then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section (1)(6) hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive notice or any defect therein shall not affect the validity of any action taken with respect thereto.

        Section 14.        Charges Due Upon Exercise.

        The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Warrant Securities upon the exercise of this Warrant.

        Section 15.         Warrant Securities to be Fully Paid

        The Company covenants that all Warrant Securities that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

        Section 16.         Notices

        Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been effectively upon personal delivery to the party to be notified upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed:

        (i)        If to a Warrantholder or a holder of Shares, addressed to the address set forth above.

        (ii)        If to the Company addressed to it at 10855 Dover Street, Suite 1100, Westminster, Colorado 80021, Attention: Secretary.

        Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

        Section 17.        Merger or Consolidation of the Company.

        The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 4.3 are complied with.

        Section 18.        Applicable Law

        This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado.

        Section 19.        Arbitration.

        The Company and the Holder, and by receipt of this Warrant or any Warrant Securities, all subsequent Holders or holders of Warrant Securities, agree to submit all controversies, claims, disputes and matters of difference with respect to this Warrant, including, without limitation, the application of this Section 19 to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Colorado courts of general jurisdiction or any other provisions of Colorado law then in force, those Colorado rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Colorado. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

        Section 20.        Acceptance of Terms; Successors.

        By its acceptance of this Warrant Certificate, the Holder accepts and agrees to comply with all of the terms and provisions hereof. All the covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 21.         Miscellaneous Provisions

        (a)        Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Securities and the exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Securities.

        (b)        If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney’s fees and disbursements.

        (c)        This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Holder(.)

        (d)        If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

        (e)        The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

        (f)        Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

Dated: March 26, 2007	SECURITY WITH ADVANCED TECHNOLOGY, INC. By: _______________________________________ Jeffrey G. McGonegal Chief Financial Officer

EXHIBIT 1

PURCHASE FORM

Dated                          ,

        The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate to the extent of purchasing _______________________ Shares of Security With Advanced Technology, Inc., and hereby tenders payment of the exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name

(please type or print in block letters)

Address

ASSIGNMENT FORM

        FOR VALUE RECEIVED, __________________________________ , hereby sells, assigns and transfers unto

Name

(please type or print in block letters)

Address

the right to purchase Shares of Security With Advanced Technology, Inc. (the "Company") represented by this Warrant Certificate to the extent of _________ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature _________________________________ Dated __________________

Notice: the signature on this assignment must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.